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                                                                Exhibit 77Q1(d)

                         LORD ABBETT INVESTMENT TRUST

                                 AMENDMENT TO
                      DECLARATION AND AGREEMENT OF TRUST

   The undersigned, being at least a majority of the Trustees of Lord Abbett Investment Trust, a Delaware statutory trust (the "Trust") organized pursuant to a Declaration and Agreement of Trust dated August 16, 1993 (the "Declaration"), do hereby establish, pursuant to Section 5.3 of the Declaration, a new class of shares for fourteen of the Trust's series, including: Lord Abbett Convertible Fund, Lord Abbett Core Fixed Income Fund, Lord Abbett Core Plus Bond Fund, Lord Abbett Diversified Equity Strategy Fund, Lord Abbett Floating Rate Fund, Lord Abbett High Yield Fund, Lord Abbett Income Fund, Lord Abbett Inflation Focused Fund, Lord Abbett Multi-Asset Balanced Opportunity Fund, Lord Abbett Multi-Asset Growth Fund, Lord Abbett Multi-Asset Income Fund, Lord Abbett Short Duration Income Fund, Lord Abbett Total Return Fund, and Lord Abbett Ultra Short Bond Fund; such new class to be designated Class F3 of each series. Any variations as to purchase price, determination of net asset value, the price, terms and manner of redemption and special and relative rights as to dividends on liquidation, and conditions under which such series or class shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

   This instrument shall constitute an amendment to the Declaration.

   IN WITNESS WHEREOF, the undersigned have executed this instrument this 15th day of December, 2016.

/s/ Daria L. Foster                     /s/ Franklin W. Hobbs
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Daria L. Foster                         Franklin W. Hobbs

/s/ E. Thayer Bigelow                   /s/ James M. McTaggart
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E. Thayer Bigelow                       James M. McTaggart

/s/ Robert B. Calhoun                   /s/ James L.L. Tullis
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Robert B. Calhoun, Jr.                  James L.L. Tullis

/s/ Eric C. Fast                        /s/ Mark A. Schmid
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Eric C. Fast                            Mark A. Schmid

/s/ Evelyn E. Guernsey                  /s/ Douglas B. Sieg
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Evelyn E. Guernsey                      Douglas B. Sieg

/s/ Julie Hill
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Julie A. Hill